EXHIBIT 23.2



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


New York, New York
July 2, 1996